Exhibit 10.4

AMENDMENT NO. 2

TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT, dated as of May 10, 2006, is by and among Wachovia Capital Finance Corporation (Western), a California corporation, in its capacity as administrative and collateral agent for Lenders pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), Bank of America, N.A., in its capacity as syndication agent pursuant to the Loan Agreement (in such capacity, “Syndication Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Merix Corporation, an Oregon corporation (“Parent”), and Merix San Jose, Inc., a California corporation (“Merix San Jose” and together with Parent, each individually a “Borrower” and collectively, “Borrowers”), Merix Nevada, Inc., an Oregon corporation (“Nevada”), Merix Asia, Inc., an Oregon corporation (“Asia”), and Data Circuit Holdings, Inc., a Delaware corporation (“DC Holdings”, and together with Nevada and Asia, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of September 28, 2005, by and among Agent, Syndication Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 20, 2005 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 2 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders (a) consent to (i) the incurrence by Parent of the Indebtedness evidenced by the Merix Convertible Notes (as defined below), (ii) the repayment by Parent of all of the Indebtedness of Parent evidenced by or arising under the Merix 6.5% Debenture with a portion of the proceeds of Indebtedness of Parent evidenced by the Merix Convertible Notes, and (ii) either, at Parent’s option, (A) an intercompany loan by Parent and/or one or more of the Domestic Subsidiaries to one or more of its Foreign Subsidiaries, with a portion of the proceeds of the Indebtedness of Parent evidenced by the Merix Convertible Notes, the proceeds of such intercompany loan or loans to be used to repay all of the Indebtedness of Merix Caymans Trading Company Limited to certain lenders for whom Standard Chartered Bank (Hong Kong) Limited is the facility agent under its existing credit facility with such lenders (the “SCB Asia Facility” as hereinafter further defined) or (B) an equity contribution or contributions by Parent and/or one or more of the

Domestic Subsidiaries to one or more of the Foreign Subsidiaries, with a portion of the proceeds of the Indebtedness of Parent evidenced by the Merix Convertible Notes, with the proceeds of such equity contribution or contributions to be used to repay all of the Indebtedness and other obligations of Merix Caymans Trading Company Limited and its Affiliates under the SCB Asia Facility and (b) make certain other amendments to the Loan Agreement, and Agent and Lenders are willing to provide such consent and make such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors intend to evidence such consent and amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement, dated May 10, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Initial Purchaser” shall mean Thomas Weisel Partners LLC, a Delaware limited liability company.

(iii) “Initial Purchaser Option” shall mean the election by the Initial Purchaser of its option to purchase up to an aggregate amount of $10,000,000 of Merix Convertible Notes pursuant to the Purchase Agreement for the Merix Convertible Notes between Parent and the Initial Purchaser, which may be exercised not later than thirteen (13) days after the date of such Purchase Agreement.

(iv) “Merix Caymans” shall mean Merix Caymans Trading Company Limited, a Cayman Islands company, and its successors and assigns.

(v) “Merix Convertible Notes” shall mean the Convertible Senior Subordinated Notes due 2013, issued by Parent on the terms identical in all material respects to the terms set forth in the preliminary offering circular dated May 8, 2006 delivered to Agent on or before the date hereof (it being understood that the interest rate on such notes will be determined on the date hereof, but in any event will not exceed 4.00% per annum), in the original principal amount of $60,000,000, as such amount may be increased as a result of the exercise of the Initial Purchaser Option, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi) “SCB Asia Facility” shall mean the credit facility provided to Merix Caymans by certain lenders for whom Standard Chartered Bank (Hong Kong) Limited is the facility agent as set forth in the Credit Agreement, dated September 27, 2005, by and among Merix Caymans Holding Company Limited, Merix Caymans, certain subsidiaries of Merix Caymans, and Standard Chartered Bank (Hong Kong) Limited as facility agent, security agent and administrative agent, and such lenders.

(b) Amendment to Definition. All references to the term “Change of Control” in the Loan Agreement shall be deemed to include, in addition and not in limitation, any “fundamental change” as such term is defined in the preliminary offering circular dated May 8, 2006 with respect to the Merix Convertible Notes and the indenture with respect to the Merix Convertible Notes (which shall include the same definition as in such offering circular).

(c) Interpretation. For purposes of this Amendment No. 2, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 2.

2. Consent. Subject to the terms and conditions hereof and notwithstanding anything to the contrary contained in the Loan Agreement and the other Financing Agreements, Agent and Lenders hereby consent to:

(a) the incurring of the Indebtedness evidenced by the Merix Convertible Notes on or before May 31, 2006 and the issuance of the Capital Stock upon conversion thereof in accordance with the terms thereof as set forth in the preliminary offering circular for the Merix Convertible Notes dated May 8, 2006 and the indenture for the Merix Convertible Notes (which shall be identical in all material respects to the terms set forth in the preliminary offering circular dated May 8, 2006 delivered to Agent on or before the date hereof);

(b) the repayment by Parent of all of the Indebtedness of Parent evidenced by or arising under the Merix 6.5% Debenture with a portion of the proceeds received by Parent from the issuance of the Merix Convertible Notes on or before May 31, 2006; and

(c) either, after written notice to Agent, on or before May 31, 2006, (i) an intercompany loan or loans by Parent and/or one or more of the Domestic Subsidiaries to one or more of the Foreign Subsidiaries, or (ii) an equity contribution or contributions by Parent and/or one or more of the Domestic Subsidiaries to one or more of the Foreign Subsidiaries, in either case under clause (i) or (ii), with a portion of the proceeds received by Parent from the issuance of the Merix Convertible Notes, and the proceeds of which loan or loans or equity contribution or contributions, as the case may be, are used to repay all of the Indebtedness and other obligations outstanding under the SCB Asia Facility.

3. Indebtedness.

(a) Effective on the date of the initial issuance of the Merix Convertible Notes, Section 9.9 of the Loan Agreement is hereby amended by deleting clause (h) thereof in its entirety and substituting the following therefor:

“(h) Indebtedness of Parent evidenced by or arising under the Merix Convertible Notes (as in effect on the date of the issuance thereof), provided, that:

(i) the principal amount of such Indebtedness shall be not more than $60,000,000 (as such amount may be increased as a result of the exercise of the Initial Purchaser Option, but not to exceed $70,000,000) or at any time, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the rate provided in the Merix Convertible Notes as in effect on the date of the issuance thereof,

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments of principal or interest in respect of such Indebtedness, except, that, (A) Parent may make (1) regularly scheduled payments of principal and interest when due in accordance with the terms of the Merix Convertible Notes (as in effect on the date of the issuance thereof) and (2) mandatory prepayments of principal and interest upon the occurrence of a “fundamental change” as such term is defined in the preliminary offering circular dated May 8, 2006 for the Merix Convertible Notes and under the terms of the indenture for the Merix Convertible Notes (which definition shall be the same as in the offering circular except as Agent may otherwise agree) or upon an event of default under the Merix Convertible Notes, but as to any such payments only to the extent permitted under the subordination provisions set forth in the indenture for the Merix Convertible Notes which shall be as set forth on Exhibit A to Amendment No. 2 and (B) Parent may prepay, redeem or retire such Indebtedness to the extent permitted under Section 9.9(h)(vii) below,

(iii) such Indebtedness is and shall at all times continue to be subject and subordinate in right of payment to the right of Agent and the other Secured Parties to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions set forth on Exhibit A to Amendment No. 2,

(iv) the Obligations shall constitute “senior debt” as such term is defined in the preliminary offering circular for the Merix Convertible Notes dated May 8, 2006 and under the terms of the indenture for the Merix Convertible Notes (which definition shall be the same as in the offering circular except as Agent may otherwise agree) and shall be the only such senior debt and at all times entitled to the rights, remedies and benefits of such priority, including the right to enforce the subordination provisions set forth in the indenture for the Merix Convertible Notes,

(v) Agent shall have received upon the issuance of the Merix Convertible Notes, true, correct and complete copies of the indenture for the Merix Convertible Notes and all other agreements, documents and instruments related thereto, the terms of which shall in all material respects be identical to those set forth in the preliminary offering circular dated May 8, 2006, except for the interest rate which will be established on the date of Amendment No. 2 (but in any event will not exceed 4.00% per annum) and as Agent may otherwise specifically agree in writing and the indenture, together with the Merix Convertible Notes, the Purchase Agreement with the Initial Purchaser and the Registration Rights Agreement as described in the preliminary offering circular dated May 8, 2006, shall be the only documents governing the terms of such Indebtedness,

(vi) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or the Merix Convertible Notes (as in effect on the date of the issuance thereof), the indenture or any other agreement related thereto, except, that, Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, to make any covenant or event of default less restrictive or burdensome to Borrowers and Guarantors,

(vii) Borrowers and Guarantors shall not, directly or indirectly, prepay, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, that:

(A) Parent may prepay, redeem or retire such Indebtedness to the extent permitted under clause (ii)(A)(2) above,

(B) Parent may prepay, redeem or retire such Indebtedness with Refinancing Indebtedness with respect thereto permitted under Section 9.9(j) hereof,

(C) Parent may prepay, redeem or retire such Indebtedness with the net proceeds of the issuance and sale of Capital Stock of Parent permitted hereunder received by Parent in cash or other immediately available funds, provided, that, the prepayment, redemption or retirement of such Indebtedness shall be substantially contemporaneous with the issuance and sale of the Capital Stock of Parent and as of the date of any such payment and after giving effect thereto, there shall be Excess Availability and no Default or Event of Default shall exist or have occurred and be continuing,

(D) Parent may convert such Indebtedness to shares of Capital Stock of Parent in accordance with the terms of the Merix Convertible Notes (as in effect on the date of the issuance thereof),

(E) Parent may prepay, redeem or retire such Indebtedness in cash or other immediately available funds (other than with proceeds of the issuance and sale of Capital Stock of Parent as provided in clause (C) above or with proceeds of Refinancing Indebtedness as provide in clause (B) above); provided, that, as of the date of any such prepayment, redemption or retirement, Agent shall have received not less than two (2) Business Days’ prior written notice of the intention of Borrowers to so prepay, redeem or retire such Indebtedness, the Excess Availability for each of the immediately preceding ten (10) consecutive days prior to the date of any payment in respect thereof shall have been no less than $20,000,000 and as of the date of any such payment and after giving effect thereto, the Excess Availability shall be no less than $20,000,000 and no Default or Event of Default shall exist or have occurred and be continuing; and

(viii) Borrowers and Guarantors shall furnish to Agent all material notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;”

(b) Effective on the date of the initial issuance of the Merix Convertible Notes, Section 9.9(j)(viii) of the Loan Agreement is hereby amended by deleting the phrase “$35,000,000 (plus the amount of refinancing fees and expense incurred in connection therewith outstanding on the date of such event)” contained therein and substituting the following therefor:

“(viii) $60,000,000 or, if the Initial Purchaser shall have exercised the Initial Purchaser Option, then the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of $60,000,000 plus the original principal amount of Indebtedness evidenced by the Merix Convertible Notes issued upon the exercise of the Initial Purchaser Option (plus, in each case, the amount of refinancing fees and expense incurred in connection therewith outstanding on the date of such event)”.

4. Loans, Investments, Etc. Effective on the date of the initial issuance of the Merix Convertible Notes, Section 9.10 of the Loan Agreement is hereby amended by adding a new clause (o) to read as follows:

“(o) either, at Parent’s option, after prior written notice to Agent, (i) a loan or loans by Parent and/or one or more Domestic Subsidiaries to one or more Foreign Subsidiaries within thirty (30) days after the date of the closing of the issuance of the Merix Convertible Notes, made solely with proceeds received by Parent from the issuance of the Merix Convertible Notes, in a principal amount not to exceed $31,000,000, all of the proceeds of which will be used by such Foreign Subsidiaries to repay in full the Indebtedness and other obligations of Merix Caymans and any of its Affiliates arising under or in connection with the SCB Asia Facility; provided, that the Indebtedness arising pursuant to such loan or loans shall not be evidenced by a promissory note or other instrument unless the single original of each such note or other instrument shall have been promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require or (ii) an equity contribution or contributions by Parent and/or one or more of the Domestic Subsidiaries to one or more of the Foreign Subsidiaries, within thirty (30) days after the date of the issuance of the Merix Convertible Notes, made solely with proceeds received by Parent from the issuance of the Merix Convertible Notes, in a principal amount not to exceed $31,000,000, all of the proceeds of which equity contribution or contributions will be used by such Foreign Subsidiaries to repay in full the Indebtedness and other obligations of Merix Caymans and any of its Affiliates arising under or in connection with the SCB Asia Facility, provided, that, Parent shall execute and deliver to Agent such agreements, documents and instruments as Agent may request in order to perfect and protect the security interests and liens of Agent in any Capital Stock or other consideration received by Parent or any of such Domestic Subsidiaries and all of the related rights, remedies and benefits with respect thereto.”

5. Events of Default. Section 10.1 (h) of the Loan Agreement is hereby amended to add after the parenthetical contained therein: “including, without limitation, Indebtedness arising under or evidenced by the Merix Convertible Notes”.

6. Amendment Fee. In consideration of the amendments set forth herein Borrowers shall on the date hereof, pay to Agent, for its benefit and the benefit of Lenders, or Agent, at its option, may charge the account of Borrowers maintained by Agent, a fee in the amount of the $35,000, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

7. Representations and Warranties. Each Borrower and Guarantor represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment No. 2 are all within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its certificate of incorporation, by laws or other organizational documentation, or any indenture, agreement or undertaking to which it is a party or by which it or its property are bound and this Amendment No. 2 constitutes its legal, valid and binding obligations enforceable in accordance with it terms.

8. Conditions Precedent. The amendments and consents set forth herein shall be effective as of the date of the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received an executed original or executed original counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received a true, correct and complete copy of the preliminary offering circular dated May 8, 2006 for the Merix Convertible Notes, which shall be in form and substance satisfactory to Agent; and

(c) Agent shall have received the approvals to the terms and conditions hereto of such Lenders as are required under the terms of the Loan Agreement, as determined by Agent.

9. General.

(a) Effect of this Amendment. This Amendment No. 2 and the instruments and agreements delivered pursuant hereto represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(e) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

(f) Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

(g) Counterparts, etc. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

MERIX CORPORATION

By:	/s/ Mark R. Hollinger
Title:	CEO, PRESIDENT

MERIX SAN JOSE, INC.

By:	/s/ Mark R. Hollinger
Title:	CEO

GUARANTORS

MERIX NEVADA, INC.

By:	/s/ Mark R. Hollinger
Title:	PRESIDENT

MERIX ASIA, INC.

By:	/s/ Mark R. Hollinger
Title:	PRESIDENT

DATA CIRCUIT HOLDINGS, INC.

By:	/s/ Mark R. Hollinger
Title:	PRESIDENT

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AGENT

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent

By:	[illegible]
Title:	Managing Director

LENDERS

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)

By:	[illegible]
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	[illegible]

Title:	Vice President